Alico, Inc. Announces Election of Directors

LaBelle, FL, February 23, 2011 — Alico, Inc. (NASDAQ: ALCO), a land management company, announced at its Annual Meeting of Shareholders held on Friday, February 18, 2011, the Alico shareholders elected John R. Alexander, JD Alexander, Robert E. Lee Caswell, Thomas H. McAuley, Charles L. Palmer, Ramon A. Rodriguez, John D. Rood, Robert J. Viguet, Jr. and Gordon Walker Ph.D. to serve on the Company's Board of Directors.

There was no change to the Chairman and Vice-Chairman appointments; Mssr. John R. Alexander and JD Alexander, respectively, will continue to serve in these positions.  At its Board meeting following the Annual meeting, the Board made the following committee appointments:

Audit Committee:
Chairperson and Financial Expert:  Ramon A. Rodriguez
Charles L. Palmer
John D. Rood
Gordon Walker Ph.D.

Compensation Committee:
Chairperson:  Robert J. Viguet, Jr.
Thomas H. McAuley
Charles L. Palmer
Gordon Walker Ph.D.

Nominating and Governance Committee:
Chairperson:  Gordon Walker Ph.D.
Charles L. Palmer
John D. Rood

The Board also elected the following officers:

President and Chief Executive Officer                                                                                                           JD Alexander

Executive Vice-President and Chief Operating Officer:                                                                               Ken Smith Ph.D.

Senior Vice-President, Chief Financial Officer and
Assistant Secretary:                                                                                                                         Scott Whitney

Chief Accounting Officer and Controller:                                                                                                     Jerald R. Koesters

Treasurer:                                                                                                              Steven C. Lewis

Corporate Secretary:                                                                                                                 A. Denise Plair

An audio replay of the shareholders meeting will be available through March 10, 2011, on the Company’s website at www.alicoinc.com.

About Alico, Inc.

Alico, Inc., a land management company operating in Central and Southwest Florida, owns approximately 139,607 acres of land located in Collier, Glades, Hendry, Lee and Polk counties.  Alico is involved in various agricultural operations and real estate activities.  Alico's mission is to grow its asset values through its agricultural and real estate activities to produce superior long-term returns for its shareholders.

For Further Information Contact:

JD Alexander
La Belle, Florida
(863) 675-2966

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.